UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2020

DEXCOM, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Current Report on Form 8-K filed by DexCom, Inc. (“Dexcom”) on October 26, 2020, Richard B. Doubleday notified Dexcom of his intention to retire from his position as Executive Vice President and Chief Commercial Officer of Dexcom effective December 31, 2020. In connection with Mr. Doubleday’s retirement, Dexcom has entered into a transition and consulting agreement effective on December 10, 2020 (the “Transition & Consulting Agreement”) with Mr. Doubleday.

Pursuant to the Transition & Consulting Agreement, Mr. Doubleday will remain employed by Dexcom on a full-time basis through December 31, 2020 and on a part-time basis (with a corresponding reduction in salary) through March 31, 2021 and will provide approximately 30 hours per month of consulting services (the “Consulting Services”) to Dexcom for a consulting fee of $5,000 per month commencing April 1, 2021 until the expected end date of March 31, 2022 (the “Consulting Period”). Mr. Doubleday’s restricted stock units (“RSUs”) that would have vested from December 31, 2020 through the end of the Consulting Period, will accelerate and vest on December 31, 2020 (the “Equity Acceleration”), subject to: (i) his waiver of any severance or equity acceleration benefits outside of a change in control of the Company as of December 31, 2020; (ii) his waiver of any severance or equity acceleration benefits in the event of a qualifying termination in connection with a change in control of the Company following March 31, 2021, and (iii) his execution of a release of claims. All of Mr. Doubleday’s RSUs that remain outstanding and unvested after giving effect to the Equity Acceleration will automatically terminate and forfeit to the Company on April 1, 2021 and Mr. Doubleday will not be eligible for additional equity awards while employed by Dexcom pursuant to the Transition & Consulting Agreement.

Mr. Doubleday will also be eligible for his bonus payment for the fiscal year ended 2020 in accordance with Dexcom’s 2020 Management Bonus Plan. The Transition & Consulting Agreement includes a non-compete covenant by Mr. Doubleday during the Consulting Period.

The foregoing description of the Transition & Consulting Agreement is qualified in its entirety by reference to the text of the Transition & Consulting Agreement, which will be filed as an exhibit to Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy
Patrick M. Murphy
Executive Vice President and Chief Legal Officer

Date: December 10, 2020